Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

CHESAPEAKE LODGING TRUST SHAREHOLDERS APPROVE MERGER WITH PARK HOTELS & RESORTS

ARLINGTON, VA, Sep. 10, 2019 – Chesapeake Lodging Trust (NYSE: CHSP) (the “Trust”) announced today that its shareholders approved the proposed merger of the Trust with and into a subsidiary of Park Hotels & Resorts Inc. (NYSE: PK) (“Park”) pursuant to the previously announced Agreement and Plan of Merger, dated as of May 5, 2019 (the “Merger Agreement”), by and among Park, PK Domestic Property LLC (“PK Domestic”), an indirect subsidiary of Park, PK Domestic Sub LLC, a wholly-owned subsidiary of PK Domestic (Park, PK Domestic and PK Domestic Sub LLC collectively, the “Park Parties”), and the Trust, as it may be amended from time to time (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

At the special meeting of the Trust’s shareholders, approximately 88% of the outstanding shares of the Trust’s common shares of beneficial interest were voted, with approximately 99% of the votes cast in favor of the Merger.

The Merger is expected to close on or about September 18, 2019, subject to the satisfaction or waiver of all closing conditions related to the transaction. Upon completion of the transaction, each issued and outstanding common share of beneficial interest of the Trust will be converted into the right to receive 0.628 of a share of Park common stock and $11.00 in cash. Park common stock will continue to trade on the New York Stock Exchange following the Merger under the symbol “PK.”

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and,

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 6,288 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the Trust’s current expectations regarding the expected timing for completion of the merger. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements for various reasons, including risks associated with Park’s or the Trust’s ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; the ability to satisfy conditions necessary to close the proposed transaction; applicable regulatory changes; the availability of financing; risks associated with acquisitions generally, including the integration of the combined companies’ businesses; risks associated with execution of anticipated asset dispositions; risks associated with achieving expected revenue synergies or cost savings; as well as other risks and uncertainties detailed from time to time in the Trust’s filings with the SEC. You should not put undue reliance on any forward-looking statements and the Trust urges investors to carefully review the disclosures the Trust makes concerning risk and uncertainties in

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

Item 1A: “Risk Factors” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in the Trust’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Trust undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.